As filed with the Securities and Exchange Commission on January 7, 1998

                                                     Registration No. 333-______
================================================================================

                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549
                              --------------------
                                    FORM S-8
                             REGISTRATION STATEMENT
                                      under
                           THE SECURITIES ACT OF 1933

                                 MATHSOFT, INC.
             (Exact name of registrant as specified in its charter)

                        Massachusetts                                            04-2842217
(State or other jurisdiction of incorporation or organization)      (I.R.S. Employer Identification No.)

          101 Main Street, Cambridge, Massachusetts                                 02142
           (Address of Principal Executive Offices)                              (Zip Code)

                              --------------------

                                 MATHSOFT, INC.
                      AMENDED AND RESTATED 1992 STOCK PLAN
                            (Full title of the plan)

                                Charles J. Digate
                                 MATHSOFT, INC.
                                 101 Main Street
                               Cambridge, MA 02142
                     (Name and address of agent for service)

                                 (617) 577-1017
          (Telephone number, including area code, of agent for service)
                              --------------------

                                    Copy to:
                                 Gordon H. Hayes
                         Testa, Hurwitz & Thibeault, LLP
                                High Street Tower
                                 125 High Street
                           Boston, Massachusetts 02110
                                 (617) 248-7000
                              --------------------

                         Calculation of Registration Fee

========================================================================================================================
 Title of Securities     Amount to be          Proposed maximum            Proposed maximum      Amount of registration
  to be registered        registered      offering price per share(1)     aggregate offering             fee(2)
                                                                               price(1)
------------------------------------------------------------------------------------------------------------------------
 Common Stock,             600,000                 $2.70315                   $1,621,890                $478.50
 par value $.01
========================================================================================================================

   (1) Estimated solely for the purpose of calculating the registration fee pursuant to Rule 457 under the Securities Act of 1933.

   (2) Pursuant to Rule 457(c) under the Securities Exchange Act of 1933, the registration fee has been calculated based upon the average of the high and low prices per share of Common Stock on the Nasdaq SmallCap Market on January 5, 1998.

       This Registration Statement registers additional securities of the same class as other securities for which: (i) the Registration Statement No. 33-58560 on Form S-8 as filed with the Securities and Exchange Commission on February 19, 1993, relating to the MathSoft, Inc. Amended and Restated 1992 Stock Plan, (ii) the Registration Statement No. 33-72162 on Form S-8 as filed with the Securities and Exchange Commission on November 24, 1993, relating to the MathSoft, Inc. Amended and Restated 1992 Stock Plan, (iii) the Registration Statement
No. 33-87542 on Form S-8 as filed with the Securities and Exchange Commission on December 16, 1994, relating to the MathSoft, Inc. Amended and Restated 1992 Stock Plan, (iv) the Registration Statement No. 33-99618 on Form S-8 as filed with the Securities and Exchange Commission on November 20, 1995, relating to the MathSoft, Inc. Amended and Restated 1992 Stock Plan, and (v) the Registration Statement No. 333-16005 as filed with the Securities and Exchange Commission on November 13, 1996, relating to the MathSoft, Inc. Amended and Restated 1992 Stock Plan, are effective. Pursuant to General Instruction E, the contents of the above-listed Registration Statements are hereby incorporated by reference.


                                     PART II
               INFORMATION REQUIRED IN THE REGISTRATION STATEMENT


Item 8.  EXHIBITS

Exhibit No.       Description of Exhibit
-----------       ----------------------

5.1               Opinion of Testa, Hurwitz & Thibeault, LLP.

23.1              Consent of Arthur Andersen LLP.

23.2              Consent of Testa, Hurwitz & Thibeault, LLP (included in
                  Exhibit 5.1).

24.1              Power of Attorney (contained in Page 3 of this Registration
                  Statement).

                                   SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, as amended, the Registrant certifies that it has reasonable grounds to believe that it meets all the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Cambridge, Commonwealth of Massachusetts, on the 7th day of January, 1998.


                             MATHSOFT, INC.

Date: January 7, 1998        By: /s/ Charles J. Digate
                                 ----------------------
                                 Charles J. Digate
                                 President, Chief Executive Officer and Chairman of the Board of Directors


                        POWER OF ATTORNEY AND SIGNATURES

We, the undersigned officers and directors of MathSoft, Inc., hereby severally constitute and appoint Charles J. Digate, Robert P. Orlando and Gordon H. Hayes, and each of them singly, our true and lawful attorneys, with full power to them and each of them singly, to sign for us in our names in the capacities indicated below, all pre-effective and post-effective amendments to this registration statement and generally do all things in our names and on our behalf in such capacities to enable MathSoft, Inc., to comply with the provisions of the Securities Act of 1933, as amended and all requirements of the Securities and Exchange Commission.

Pursuant to the requirements of the Securities Exchange Act of 1933, as amended, this registration statement has been signed below by the following persons in the capacities and on the dates indicated.

SIGNATURE                     TITLE(s)                           DATE:
---------                     --------                           -----
/s/ Richard A. D'Amore        Director                           January 7, 1998
-------------------------
Richard A. D'Amore


/s/ Charles J. Digate         President, Chief Executive         January 7, 1998
-------------------------     and Chairman of the Board
Charles J. Digate             of Directors (Principal
                              Executive Officer)


/s/ Charles H. Federman          Director                        January 7, 1998
-------------------------
Charles H. Federman


/s/ Robert P. Orlando         Vice President, Finance and        January 7, 1998
-------------------------     Administration, Chief Financial
Robert P. Orlando             Officer, Treasurer and Clerk
                              (Principal Financial and
                              Accounting Officer)


/s/ Steven R. Vana-Paxhia     Director                           January 7, 1998
-------------------------
Steven R. Vana-Paxhia


/s/ June L. Rokoff            Director                           January 7, 1998
-------------------------
June L. Rokoff

                                  EXHIBIT INDEX


Exhibit No.      Description of Exhibit
-----------      ----------------------
5.1              Opinion of Testa, Hurwitz & Thibeault, LLP

23.1             Consent of Arthur Andersen LLP

23.2             Consent of Testa, Hurwitz & Thibeault, LLP (included in
                 Exhibit 5.1)

24.1             Power of Attorney (contained in Page 3 of this Registration
                 Statement)